Exhibit 99.1

Papa Murphy’s Holdings, Inc. Reports Third Quarter 2017 Results
Vancouver, WA, November 8, 2017 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its third quarter ended October 2, 2017.
Key financial highlights for the third quarter of 2017 include the following:

•	Revenue was $26.8 million compared to $28.5 million in the third quarter of 2016.

•	Domestic system comparable store sales decreased 4.1% compared to the third quarter of 2016, including a 2.7% decline at company-owned stores.

•
Selling, general and administrative expense was $5.6 million, including approximately $0.7 million of non-recurring costs and a credit of $1.7 million related to a partial recovery of the advertising fund (ADF) deficit. The Company expects to recover $2.9 million of the remaining $5.4 million deficit in the fourth quarter of this year.

•	The Company recorded a non-cash charge of $4.4 million pre-tax related to the impairment of fixed assets in four company store markets.

•	Reported Net Loss was $1.9 million, or $0.11 per diluted share, compared to Net Loss of $421,000, or $0.03 per diluted share in the prior year third quarter.

•	Pro-Forma Net income(1) in the quarter was $1.3 million, or $0.07 per diluted share.

•	Adjusted EBITDA(1) was $5.3 million, compared to $3.8 million in the prior year third quarter.
______________________

(1)
Pro-Forma Net Income and Adjusted EBITDA are non-GAAP measures. For a reconciliation of Pro-Forma Net Income and Adjusted EBITDA to GAAP net income/(loss) and discussion of why we consider Pro-Forma Net Income and Adjusted EBITDA to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Weldon Spangler, Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “We are committed to serving our franchise owners and returning the system to profitable growth. Our immediate priority is the stability of our comparable store sales, and while third quarter results were below our expectations, company-owned stores did show a marked improvement in trend compared to recent quarters. We also saw improving sales trends intra-quarter across the system, driven in large part by expanded digital marketing tests and a renewed focus on value. As a company, we continue to be focused on generating positive cash flow and continue to expect to use excess cash to further reduce leverage, which we believe is prudent in the current sales environment.”
Spangler added, “We are committed to returning to a 95% franchise system with a sense of urgency and are supplementing our internal refranchising initiative with a proven third-party service provider that will market our company stores through a structured process set to launch next week. As the system focuses on top-line growth and absorbing the refranchising of over one hundred company stores, we don't believe near term new unit openings will be significant. As such, subsequent to the quarter end we took the opportunity to reduce capacity in the franchise sales and development functions, an action that will reduce SG&A expenses in 2018 by over $1.0 million.”

Key Operating Metrics

	Three Months Ended
	October 2, 2017	September 26, 2016
Domestic comparable store sales:
Franchised stores	(4.2)%	(5.6)%
Company-owned stores	(2.7)%	(7.7)%
Combined	(4.1)%	(5.8)%

System-wide sales ($’s in 000s)	$192,903	$199,318

Adjusted EBITDA ($’s in 000s)	$5,297	$3,787

Store Count
Franchised	1,353	1,375
Company-owned	148	166
International	41	41
System-wide	1,542	1,582
We use a variety of operating and performance metrics to evaluate the performance of our business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the third quarter of 2017 and 2016, we had 1,448 and 1,418 domestic comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
Adjusted EBITDA is defined as net income/(loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the elimination of various expenses that we consider not indicative of ongoing operations. For a reconciliation of Adjusted EBITDA to net income/(loss), the most directly comparable GAAP measure, see the financial tables accompanying this release.
2017 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is updating its full-year outlook for fiscal 2017, which ends on January 1, 2018, as follows:

•	Domestic system-wide comparable store sales decline in the mid-to-low single digits, consistent with previous guidance;

•	Domestic franchise new store openings of between 30 and 35 units, compared to previous guidance of approximately 40 units;

•	Full-year refranchising of up to 35 company-owned units, consistent with previous guidance;

•
Selling, general and administrative expenses of approximately $30.7 million, including non-recurring costs totaling $5.1 million, compared with previous guidance of approximately $30 million, including non-recurring costs totaling $4.0 million;

•	Adjusted EBITDA, of at least $19 million, compared with previous guidance of at least $20 million;

•	Cash Used in Investing Activities of no more than $2 million, consistent with previous guidance;

•	Cash Flow from Operations less Cash Used in Investing Activities of around $14 million, exclusive of any additional refranchising, compared to previous guidance of at least $15 million;

•	Full-year effective book tax rate of approximately 34.3%, consistent with previous guidance; and

•	Diluted share-count of approximately 16.8 million, consistent with previous guidance.
Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the third quarter financial results on Wednesday, November 8, 2017 at 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13672494. The replay will be available until Wednesday, November 15, 2017. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates more than 1,500 franchised and corporate-owned fresh pizza stores in 39 States, Canada, and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. Order online today at www.papamurphys.com.
Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected comparable stores sales growth or decline, projected new store openings, projected selling, general and administrative expenses, including projected severance and restructuring costs, advertising fund deficit amounts, projected Adjusted EBITDA, projected capital expenditures, projected refranchising activities, projected cash proceeds used in investing activities, projected cash flow from operations, projected effective tax rate, expected use of excess cash, projected diluted share count, future financial or operational results and business strategy, including the expected effects of our digital marketing initiatives.

Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 2, 2017, (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro-Forma Net Income, EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are not derived in accordance with GAAP. EBITDA, Adjusted EBITDA and Pro-Forma Net Income should not be considered by the reader as an alternative to net (loss) income (the most comparable GAAP financial measure to EBITDA, Adjusted EBITDA and Pro-Forma Net Income). The Company’s management believes that EBITDA, Adjusted EBITDA, and Pro-Forma Net Income are helpful as indicators of the current financial performance of the Company because EBITDA, Adjusted EBITDA, and Pro-Forma Net Income reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of EBITDA, Adjusted EBITDA and Pro-Forma Net Income to GAAP net (loss) income in the financial tables accompanying this release.
The Company is also providing with this press release a forward looking estimate of the non-GAAP financial measure of Adjusted EBITDA. We do not, however, provide a reconciliation of this forward-looking non-GAAP measure to the most comparable GAAP measure because of the inherent difficulty in forecasting and quantifying various adjustments that are necessary for this reconciliation and, accordingly, the reconciling information cannot be obtained without unreasonable effort.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended
	October 2, 2017	September 26, 2016
	Unaudited	Unaudited
Revenues
Franchise royalties	$8,539	$8,834
Franchise and development fees	310	645
Company-owned store sales	17,520	18,705
Other	455	335
Total revenues	26,824	28,519

Costs and Expenses
Store operating costs:
Cost of food and packaging	5,858	6,488
Compensation and benefits	5,478	5,748
Advertising	1,954	1,727
Occupancy	1,390	1,608
Other store operating costs	1,967	2,762
Selling, general, and administrative	5,595	6,198
Depreciation and amortization	2,336	3,137
Loss on disposal or impairment of property and equipment	4,327	160
Total costs and expenses	28,905	27,828

Operating (Loss) Income	(2,081)	691

Interest expense, net	1,305	1,201
Other expense, net	57	41
Loss Before Income Taxes	(3,443)	(551)

Benefit from income taxes	(1,574)	(130)
Net Loss	$(1,869)	$(421)

Loss per share of common stock
Basic	$(0.11)	$(0.03)
Diluted	$(0.11)	$(0.03)
Weighted average common stock outstanding
Basic	16,882,193	16,753,292
Diluted	16,882,193	16,753,292

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)
(unaudited)

	October 2, 2017	January 2, 2017
Cash and cash equivalents	$900	$2,069
Total current assets	7,745	13,116
Total assets	246,674	273,872
Total current liabilities	24,632	22,900
Long-term debt, net of current portion	92,013	100,965
Total stockholders’ equity	88,510	101,496

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended
	October 2, 2017	September 26, 2016
Net Loss As Reported	$(1,869)	$(421)
Depreciation and amortization	2,336	3,137
Benefit from income taxes	(1,574)	(130)
Interest expense, net	1,305	1,201
EBITDA	$198	$3,787

Expenses not indicative of future operations:
CEO transition & restructuring (a)	190	—
Store closures (b)	4,446	—
Litigation settlements (c)	463	—
Adjusted EBITDA	$5,297	$3,787

Adjusted EBITDA margin (1)	19.7%	13.3%

(a)	Represents non-recurring management transition and restructuring costs in connection with recruitment of a new Chief Executive Officer and other executive positions.

(b)	Represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close, plus lease loss reserves associated with the related lease obligations.

(c)	Payments and accruals made towards franchisee litigation settlements.

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended
	October 2, 2017	September 26, 2016
Net Loss As Reported	$(1,869)	$(421)
Expenses not indicative of future operations:
CEO transition & restructuring (a)	190	—
Store closures (b)	4,446	—
Litigation settlements (c)	463	—
Income tax expense on adjustments (d)	(1,963)	—
Pro Forma Net Income	$1,267	$(421)

Earnings per share - pro forma:
Basic	$0.08	$(0.03)
Diluted	$0.07	$(0.03)

Weighted average shares outstanding - pro forma:
Basic	16,882,193	16,753,292
Diluted	16,919,639	16,753,292

(a)	Represents non-recurring management transition and restructuring costs in connection with recruitment of a new Chief Executive Officer and other executive positions.

(b)	Represents primarily non-cash charges associated with the impairment and disposal of store assets upon the decision to close, plus lease loss reserves associated with the related lease obligations.

(c)	Payments and accruals made towards franchisee litigation settlements.

(d)	Reflects the tax expense associated with above adjustments at a normalized tax rate of 38.5%, in line with our estimated long-term effective tax rate.

Investor Contact:
Alexis Tessier, ICR
papamurphys-ir@icrinc.com
877-747-7272

Media Contact:
Christine Beggan, ICR
christine.beggan@icrinc.com
203-682-8329